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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated May 28, 1998 (except Note 1, as to which the date is July 15, 1998), included in the Registration Statement (Form S-1) and related Prospectus of CTC Communications Corp. for the registration of 2,875,000 shares of its Common Stock.

   Our audits also included the financial statement schedule listed in Part II. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Boston, Massachusetts
April 30, 1999